                                                                     EXHIBIT 4-F

     [For global Note only:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY," WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES)
     TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGIS-TERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY
     AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. (OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTA-TIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO.,
     HAS AN INTEREST HEREIN.]

     THE NOTE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS
     AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES
     LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN
     THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF,
     U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.
     BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
     (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR
     (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2)
     AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE
     ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE
     COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE
     EXCEPT (A) TO NATIONAL SEMICONDUCTOR CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A
     QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE
     144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES
     TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO
     SUCH TRANSFER, FURNISHES TO THE FIRST NATIONAL BANK OF
     BOSTON, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE),
     A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF
     THE NOTE EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN

     BE OBTAINED FROM THE COMPANY), (D) OUTSIDE THE UNITED
     STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES
     ACT OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED
     A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED
     HEREBY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF
     SUCH TRANSFER AND SUBMIT THIS NOTE TO THE FIRST NATIONAL BANK OF BOSTON, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S.
     PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH
     TO THE FIRST NATIONAL BANK OF BOSTON (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), AS TRUSTEE, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE
     PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE
     SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON ANY TRANSFER OF THE NOTE EVIDENCED HEREBY AFTER THE
     EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF
     THE NOTE EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER
     THE SECURITIES ACT.


                       National Semiconductor Corporation

                  6-1/2% CONVERTIBLE SUBORDINATED NOTE DUE 2002

No.1                                                           CUSIP 637640 AA1

      National Semiconductor Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company"), which term includes any successor corporation under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to [for global Note, insert: CEDE & CO.] or registered assigns, the principal sum of ___________________________ ($____________) on October 1, 2002, at the office or agency of the Company maintained for that purpose in the Borough of

Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on April 1 and October 1 of each year, commencing April 1, 1996, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 6-1/2%, from April 1 or October 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from September 27, 1995, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any March 15 or September 15, as the case may be, and before the following April 1 or October 1, this Note shall bear interest from such April 1 or October 1; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such April 1 or October 1, then this Note shall bear interest from the next preceding April 1 or October 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from September 27, 1995. The interest so payable on any April 1 or October 1 will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the March 15 or September 15 (whether or not a Business Day) next preceding such April 1 or October 1; PROVIDED that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Notes to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


Dated:  September 27, 1995              NATIONAL SEMICONDUCTOR
                                        CORPORATION


                                        By:
                                           --------------------------------
                                            President


                                        Attest:
                                               ----------------------------
                                                Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.


THE FIRST NATIONAL BANK OF BOSTON, as Trustee


By:
   ------------------------------------------
   Authorized Signatory


By:
   ------------------------------------------
   As Authenticating Agent (if different from Trustee)

                            [FORM OF REVERSE OF NOTE]

                       National Semiconductor Corporation

                  6-1/2% CONVERTIBLE SUBORDINATED NOTE DUE 2002


     This Note is one of a duly authorized issue of Notes of the Company, designated as its 6-1/2% Convertible Subordinated Notes due 2002 (herein called the "Notes"), limited to the aggregate principal amount of $258,750,000, all issued or to be issued under and pursuant to an Indenture dated as of September 15, 1995 (herein called the "Indenture"), between the Company and The First National Bank of Boston, as trustee (herein called the "Trustee"), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Note, or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders in any material respect, or impair or change the obligation of the Company to make redemption of any Note upon the happening of a Fundamental Change in a manner adverse to the holder of the Notes, or impair the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including Section 15.6 thereof, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or

Event of Default under the Indenture and its consequences except a default in the payment of interest or any premium on or the principal of any of the Notes, a default in the payment of redemption price pursuant to Article III or a failure by the Company to convert any Notes into Common Stock of the Company. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitute hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in- fact for such purpose.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     Interest on the Notes shall be computed on the basis of a year of twelve 30-day months.

     The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     The Notes will not be redeemable at the option of the Company prior to October 3, 1998. On or after such date and prior to maturity the Notes may be redeemed at the option of the Company as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 30 nor more than 60 days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to, but excluding, the date fixed for redemption.

     If redeemed during the 12-month period beginning October 1:



   Year           Percentage            Year                Percentage
----------        ----------         ----------             ----------

1998. . . . . . .  103.714%             2000. . . . . . .    101.857%

1999. . . . . . .  102.786              2001. . . . . . .    100.929

and 100% at October 1, 2002; PROVIDED THAT if the date fixed for redemption is an April 1 or October 1, then the interest payable on such date shall be paid to the holder of record on the next preceding March 15 or September 15, respectively.

     The Notes are not subject to redemption through the operation of any sinking fund.


     If a Fundamental Change (as defined in the Indenture) occurs at any time prior to October 1, 2002, the Notes will be redeemable on the 30th day after notice thereof at the option of the holder. Such payment shall be made at the following prices (expressed as percentages of the principal amount) in the event of a Fundamental Change occurring during the 12-month period beginning October 1:


   Year            Percentage      Year               Percentage
----------         ----------   ----------            ----------
1995. . . . . . .   106.500%       1999. . . . . . .   102.786%

1996. . . . . . .   105.571        2000. . . . . . .   101.857

1997. . . . . . .   104.643        2001. . . . . . .   100.929

1998. . . . . . .   103.714

and 100% at October 1, 2002; provided in each case that if the Applicable Price (as defined in the Indenture) is less than the Reference Market Price (as defined in the Indenture), the Company shall redeem such Notes at a price equal to the foregoing repayment price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay accrued interest, if any, on such Notes to, but excluding, the repayment date; PROVIDED that if such repayment date is April 1 or October 1, then the interest payable on such date shall be paid to the holder of record of the Note on the next preceding March 15 or September 15. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. For a Note to be so repaid at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, such Note with the form entitled "Option to Elect Repayment Upon a Fundamental Change" on the reverse thereof duly completed, together with such Notes duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately preceding Business Day).

     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after 60 days following original issuance of the Notes and prior to the close of business on October 1, 2002, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the conversion price of $42.78 or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; PROVIDED, HOWEVER, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date, this Note (unless it or the portion being converted shall have been called for redemption during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

     Any Notes called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Notes at an amount equal to the applicable redemption price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the holders thereof and convert them into Common Stock of the Company and to make payment for such Notes as aforesaid to the Trustee in trust for such holders.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

     No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS


     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common  UNIF GIFT MIN ACT ________  Custodian ________
TEN ENT - as tenants by the                        (Cust)              (Minor)
          entireties                           under Uniform Gifts to Minors
JT TEN  - as joint tenants with         Act_____________________________________
          right of survivorship                     (State)
          and not as tenants in
          common


            Additional abbreviations may also be used
                  though not in the above list.

                                CONVERSION NOTICE


To:  National Semiconductor Corporation

     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of National Semiconductor Corporation in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.


Dated:
       ------------------------

                                         ---------------------------------------


                                         ---------------------------------------
                                         Signature(s)

                                         Signature(s) must be guaranteed
                                         by a commercial bank or trust
                                         company or a member firm of a
                                         major stock exchange if shares of
                                         Common Stock are to be issued,
                                         or Notes to be delivered, other
                                         than to and in the name of the
                                         registered holder.



                                         ---------------------------------------
                                         Signature Guarantee

Fill in for registration of
shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:



-------------------------------
(Name)



-------------------------------
(Street Address)



-------------------------------
(City, State and Zip Code)

Please print name and address


                                         Principal amount to be converted
                                         (if less than all): $__________________



                                         ---------------------------------------
                                         Social Security or Other Taxpayer
                                         Identification Number

                            OPTION TO ELECT REPAYMENT
                            UPON A FUNDAMENTAL CHANGE


To:  National Semiconductor Corporation

     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from National Semiconductor Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the redemption price, together with accrued interest to such date, to the registered holder hereof.


Dated:
       ------------------------         --------------------------------------



                                        --------------------------------------
                                        Signature(s)

                                        Principal amount to be converted
                                          (if less than all):

                                                  $__________

                                        NOTICE:  The above signatures of the
                                        holder(s) hereof must correspond with
                                        the name as written upon the face of the
                                        Note in every particular without
                                        alteration or enlargement or any change
                                        whatever


                                        ----------------------------------------
                                        Social Security or Other Taxpayer
                                        Identification Number

                                   ASSIGNMENT

     For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto____________________________________________________(Please
insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

     In connection with any transfer of the within Note within three years of the date of original issuance of such Note, the undersigned confirms that such
Note is being transferred:

   / /   To National Semiconductor Corporation or a subsidiary thereof; or

   / / Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

   / / To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

   / / Pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

   / / Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

   / /   The transferee is an Affiliate of the Company, as amended.


Dated:
        --------------------  -------------------------------------------------

                              -------------------------------------------------
                                                  Signature(s)

                              Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock are to be issued, or Notes to be delivered, other than to or in the name of the registered holder.


                              -------------------------------------------------
                                             Signature Guarantee